EXHIBIT (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 56 to the registration statement on Form N-1A ("Registration Statement") of our report dated November 19, 2002, relating to the financial statements and financial highlights of the Eaton Vance Income Fund of Boston (the "Fund") and of our report dated November 19, 2002 relating to the financial statements and supplementary data of the Boston Income Portfolio, which appear in the September 30, 2002 Annual Report to Shareholders of the Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus of the Fund dated February 1, 2003 and under the heading "Other Service Providers" in the Statement of Additional Information of the Fund dated February 1, 2003 which are incorporated by reference into the Registration Statement.


/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSE COOPERS LLP

Boston, Massachusetts
July 30, 2003